UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2014

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)
(703) 522-1315
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, Andrew Vesey, Executive Vice President and Chief Operating Officer, resigned from The AES Corporation (“AES”). The resignation will be effective on December 31, 2014.

On November 17, 2014, AES appointed Mr. Bernerd Da Santos as Acting Chief Operating Officer of the Company effective December 1, 2014. Mr. Da Santos, 51 years old, has 30 years of experience in the electric utilities industry. Since joining AES in 2000, Mr. Da Santos has held several positions, including Managing Director of Finance for Latin America (from 2000-2009), Chief Financial Officer of Latin America and Africa (2009-2011), Chief Financial Officer of Global Utilities (2011-2012) and Chief Financial Officer, Global Finance Operations (2012-present).

On November 17, 2014, AES issued a press release announcing Mr. Vesey’s departure and the appointment of Mr. Da Santos. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated as of November 17, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: November 17, 2014	By:	/s/ Brian A. Miller

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 17, 2014